UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission	75-2880496
(State or other jurisdiction of incorporation or organization)	File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.01                                                                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2009, Heelys, Inc. (the “Company”) received a deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5605 due to the vacancy created by the resignation of Mr. Richard E. Middlekauff from his position as a director and a member of the Company’s audit committee, as disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2009.  At the time of Mr. Middlekauff’s resignation, the Company’s audit committee consisted of only three members.

Listing Rule 5605 requires each Nasdaq issuer to have at least three independent members on its audit committee (as defined by Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934).  As such, since the time of Mr. Middlekauff’s resignation, the Company has not been in compliance with Listing Rule 5605 because the Company only has two of the three required independent audit committee members.

Under Marketplace Rule 5605(c)(4)(A), the Company has until November 23, 2009 to cure such non-compliance.

On June 11, 2009, in accordance with Listing Rule 5810(b), the Company issued a press release regarding its receipt of the deficiency letter and the Nasdaq rules upon which such deficiency letter was based.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

(d)		Exhibits.

	99.1	Press Release of Heelys, Inc. dated June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: June 11, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Heelys, Inc. dated June 11, 2009.